UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2006

Luna Innovations Incorporated

(Exact name of registrant as specified in its charter)

Delaware	000-52008	54-1560050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1703 South Jefferson Street, SW, Suite 400

Roanoke, Virginia 24016

(Address of principal executive offices, including zip code)

540-769-8400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e). Compensatory Arrangements of Certain Officers.

On November 16, 2006, the Compensation Committee (the “Committee”) of the Board of Directors of Luna Innovations Incorporated (the “Company”) approved the issuance of shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), to certain of the Company’s executive officers in lieu of cash compensation and certain amounts payable as expense reimbursement. In particular, the Committee approved the issuance of 10,900 shares of Common Stock to Dr. Kent A. Murphy, the Company’s Chief Executive Officer, in lieu of a portion of his cash salary payable in 2006 and approved the issuance of 10,627 shares of Common Stock to Dale E. Messick, the Company’s Chief Financial Officer, in lieu of a cash expense reimbursement related to previously incurred relocation costs. Such grants of Common Stock were made pursuant to the Company’s 2006 Equity Incentive Plan, a copy of which was included as Exhibit 10.9 to Amendment No. 3 of the Company’s Registration Statement on Form S-1, Commission File No. 333-131764, filed on April 28, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Luna Innovations Incorporated

By:	/s/ Aaron S. Hullman
Aaron S. Hullman Vice President and General Counsel

Date: November 22, 2006